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                                   EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

Basic

                                                   Year Ended September 30,
                                           -------------------------------------
                                              2003          2002         2001
                                              ----          ----         ----
Weighted average outstanding shares          744,641       819,260       903,849
Net income (loss)                          $ 115,864     $ 670,805     $(422,093)
Net income (loss) per common share         $     .16     $     .82     $    (.47)

Diluted

                                                   Year Ended September 30,
                                           -------------------------------------
                                              2003          2002         2001
                                              ----          ----         ----
Weighted average outstanding shares          759,550       822,631      907,765
Net income (loss)                          $ 115,864     $ 670,805    $(422,093)
Net income (loss) per common share         $     .15     $     .82    $    (.46)